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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                    -----------------------

                            FORM 8-A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF
              THE SECURITIES EXCHANGE ACT OF 1934


                   Household Capital Trust V
     -----------------------------------------------------
     (Exact name of registrant as specified in its charter)


       Delaware                     Applied For
------------------------       ---------------------------------
(State of incorporation)       (IRS Employer Identification No.)

c/o Household International, Inc.
    2700 Sanders Road
    Prospect Heights, Illinois                        60070
----------------------------------------            ----------
(Address of principal executive offices)            (Zip Code)

If this form relates to the        If this form relates to the
registration of a class of         registration of a class of
securities pursuant to Section     securities pursuant to Section
12(b) of the Exchange Act and is   12(g) of the Exchange Act and is
effective pursuant to General      effective pursuant to General
Instruction A(c), please check     Instruction A(d), please check
the following box   [ X ]          the following box [   ]

Securities Act registration statement file number to which this form relates: 333-33052

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                Name of each exchange on which
to be so registered                each class is to be registered
-------------------                ------------------------------
10% Trust Preferred Securities,    New York Stock Exchange, Inc.
Liquidation Amount $25 per
Preferred Security

Securities to be registered pursuant to Section 12(g) of the Act:

None

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Item 1.   Description of Registrant's Securities to be Registered.
               -------------------------------------------------------
          -

The description of the 10% Trust Preferred Securities being registered hereby, is set forth in the Prospectus dated June 1, 2000 as included in the Registration Statement on Form S-3 (No. 333-33052 and 333-33052-01) of Household International, Inc. and Household Capital Trust V, as filed with the Securities and Exchange Commission (the "Commission"), on March 22, 2000, as amended by Amendment No. 1, filed with the Commission on April 4, 2000, Post-effective Amendment No. 1 filed with the Commission on May 3, 2000, Post-effective Amendment No. 2 filed with the Commission on May 26, 2000 and Post-effective Amendment No. 3 filed with the Commission on June 1, 2000. The Prospectus was filed with the Commission on June 5, 2000 pursuant to Rules 424(b)(1) and 430A of the Securities Act of 1933, as amended. The foregoing
Prospectus is incorporated herein by reference.

Item 2.   Exhibits.
          ---------

No.       Description
---       -----------
4.1       Indenture between Household International, Inc.
          ("Household") and Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee (incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 333-03337 and 333-03337-01).

4.2 Form of Fourth Supplemental Indenture between Household and Bank One, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to Registration Statement No. 333-33052 and 33-33052-01).

4.3       Declaration of Trust of Household Capital Trust V (the
          "Trust") (incorporated herein by reference to Exhibit 4.3 to Registration Statement No. 333-33052 and 333-33052-01).

4.4       Form of Amended and Restated Declaration of Trust
          (incorporated herein by reference to Exhibit 4.4 to Registration Statement No. 333-33052 and 333-33052-01).

4.5       Form of Specimen Preferred Security (included in
          Exhibit 4.4 above).

4.6       Form of Specimen Junior Subordinated Note (included in
          Exhibit 4.2 above).

4.7       Form of Preferred Securities Guarantee Agreement
          (incorporated herein by reference to Exhibit 4.7 to Registration Statement No. 333-33052 and 33-33052-01).

4.8 Certificate of Trust (incorporated herein by reference to Exhibit 4.8 to Registration Statement No. 333-33052 and 333-33052-01).

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                           SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              HOUSEHOLD INTERNATIONAL, INC.
                                as Sponsor


Date: June 8, 2000            By:  /s/ John W. Blenke
      ------------                 -------------------------
                                   John W. Blenke
                                   Assistant Secretary




                              HOUSEHOLD CAPITAL TRUST V

Date: June 8, 2000            By:  /s/ Benjamin B. Moss, Jr.
      ------------                 -------------------------
                                   Benjamin B. Moss, Jr.
                                   as Trustee


                              By:  /s/ Dennis J. Mickey
                                   -------------------------
                                   Dennis J. Mickey
                                   as Trustee

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                         Exhibit Index
                         -------------

No.       Description
---       -----------

4.1       Indenture between Household International, Inc.
          ("Household") and Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee (incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 333-03337 and 333-03337-01).

4.2 Form of Fourth Supplemental Indenture between Household and Bank One, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to Registration Statement No. 333-33052 and 33-33052-01).

4.3       Declaration of Trust of Household Capital Trust V (the
          "Trust") (incorporated herein by reference to Exhibit 4.3 to Registration Statement No. 333-33052 and 333-33052-01).

4.4       Form of Amended and Restated Declaration of Trust
          (incorporated herein by reference to Exhibit 4.4 to Registration Statement No. 333-33052 and 333-33052-01).

4.5       Form of Specimen Preferred Security (included in
          Exhibit 4.4 above).

4.6       Form of Specimen Junior Subordinated Note (included in
          Exhibit 4.2 above).

4.7       Form of Preferred Securities Guarantee Agreement
          (incorporated herein by reference to Exhibit 4.7 to Registration Statement No. 333-33052 and 33-33052-01).

4.8 Certificate of Trust (incorporated herein by reference to Exhibit 4.8 to Registration Statement No. 333-33052 and 333-33052-01).



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